Exhibit 21.1

CATALENT, INC. SUBSIDIARIES

1.	Catalent Argentina S.A.I.C. (ARGENTINA)

2.	Catalent Australia Holding Pty Ltd. (AUSTRALIA)

3.	Catalent Australia Pty Ltd. (AUSTRALIA)

4.	Catalent Belgium Holding S.A. (BELGIUM)

5.	Catalent Belgium S.A. (BELGIUM)

6.	Catalent Brasil Ltda. (BRAZIL)

7.	Catalent China Holding Limited (CAYMAN ISLANDS)

8.	Catalent Cosmetics AG (SWITZERLAND)

9.	Catalent CTS Informatics, Inc. (DELAWARE)

10.	Catalent CTS, LLC (DELAWARE)

11.	Catalent CTS UK Holding Limited

12.	Catalent CTS (Kansas City), LLC (DELAWARE)

13.	Catalent CTS (Singapore) Private Limited (SINGAPORE)

14.	Catalent CTS (Wales) Limited (UNITED KINGDOM)

15.	Catalent CTS (Edinburgh) Limited (UNITED KINGDOM)

16.	Catalent France Beinheim S.A. (FRANCE)

17.	Catalent France Limoges Holding S.A.S. (FRANCE)

18.	Catalent France Limoges S.A.S. (FRANCE)

19.	Catalent Germany Eberbach GmbH (GERMANY)

20.	Catalent Germany Holding II GmbH (GERMANY)

21.	Catalent Germany Holding III GmbH (GERMANY)

22.	Catalent Germany Schorndorf GmbH (GERMANY)

23.	Catalent Italy Holding S.r.l. (ITALY)

24.	Catalent Italy S.p.A. (ITALY)

25.	Catalent Japan K.K. (JAPAN)

26.	Catalent Netherlands Holding B.V. (NETHERLANDS)

27.	Catalent Pharma Solutions, Inc. (DELAWARE)

28.	Catalent Pharma Solutions, LLC (DELAWARE)

29.	Catalent Pharma Solutions GmbH (SWITZERLAND)

30.	Catalent Pharma Solutions Limited (UNITED KINGDOM)

31.	Catalent Pharmaceutical Consulting (Shanghai) Co., Ltd (CHINA)

32.	Catalent PR Humacao, Inc. (PUERTO RICO)

33.	Catalent Singapore Holdings Private Limited (SINGAPORE)

34.	Catalent (Shanghai) Clinical Trial Supplies Co. Ltd.

35.	Catalent U.K. Swindon Holding II Limited (UNITED KINGDOM)

36.	Catalent U.K. Swindon Encaps Limited (UNITED KINGDOM)

37.	Catalent U.K. Swindon Zydis Limited (UNITED KINGDOM)

38.	Catalent U.K. Packaging Limited (UNITED KINGDOM)

39.	Catalent USA Packaging, LLC (DELAWARE)

40.	Catalent USA Woodstock, Inc. (ILLINOIS)

41.	Catalent US Holding I, LLC (DELAWARE)

42.	Catalent US Holding II, LLC (DELAWARE)

43.	Catalent Uruguay S.A. (URUGUAY)

44.	Glacier Corporation (VERMONT)

45.	PTS Intermediate Holdings LLC

46.	R.P. Scherer DDS B.V. (NETHERLANDS)

47.	R.P. Scherer Technologies, LLC (NEVADA)

48.	Relthy Laboratorios Ltda. (BRAZIL)

49.	Zhejiang Catalent Jiang Yuan Tang Biotechnology, Co., Ltd. (CHINA)